Exhibit 10.3

Execution Version

AMENDMENT NO. 1 TO THE LETTER OF CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO THE LETTER OF CREDIT AGREEMENT, dated as of March 16, 2026 (this “Amendment”), is among THE AES CORPORATION, a Delaware corporation (the “Account Party”) and BARCLAYS BANK PLC (the “Bank”). Capitalized terms used but not defined herein have the respective meanings set forth in the LC Agreement (as defined below).

WHEREAS, the Account Party and the Bank have entered into that certain Letter of Credit Agreement, dated as of December 8, 2025 (the “Existing LC Agreement” and the Existing LC Agreement, as amended by this Amendment is referred to herein as the “LC Agreement”);

WHEREAS, in connection with (i) that certain Agreement and Plan of Merger dated as of March 1, 2026, by and among the Account Party, Horizon Parent, L.P., a Delaware limited partnership (“Parent”) and Horizon Merger Sub, Inc., a Delaware corporation ( “Merger Sub”) (such Agreement and Plan of Merger as amended from time to time excluding any amendment thereto that is materially adverse to the Bank, the “Merger Agreement”) and (ii) the attendant merger of Merger Sub into the Account Party, with the Account Party surviving, in accordance with the terms and conditions set forth in the Merger Agreement (the “Merger”), the Account Party requests that the Bank (1) consent to the consummation of the Merger, including any change in ownership in connection therewith notwithstanding anything to the contrary in the Existing LC Agreement (the “Consent”) and (2) amend certain provisions of the Existing LC Agreement as hereinafter set forth;

WHEREAS, the Account Party and the Bank have agreed to the Consent and to amend the Existing LC Agreement as specified herein in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 CONSENTS. Subject to satisfaction of the conditions precedent set forth in Section 4 and notwithstanding anything to the contrary in the Existing LC Agreement, the Bank hereby consents to the consummation of the Merger and any resulting change in ownership in connection therewith; provided, however, that the consent set forth in this Section 1 shall cease to be effective in the event that the Merger Agreement shall have been terminated in accordance with its terms.

SECTION 2 AMENDMENT. Subject to (i) the satisfaction of the conditions precedent set forth in Section 4 and (ii) the substantially concurrent consummation of the Merger, the Existing LC Agreement is amended as provided below.

a. Amending and restating Section 6.2(i) as follows:

An “Event of Default” occurs under, and as defined in, the Existing Credit Agreement after giving effect to any applicable cure or grace period or notice requirements thereunder; provided that for purposes of this clause (i), (x) the definition of “Event of Default” under the Existing Credit Agreement shall apply notwithstanding that (A) the Bank or one of its affiliates may cease to be a “Lender” under and as defined in the Existing Credit Agreement or (B) the Existing Credit Agreement is terminated or replaced, and (y) no effect shall be given hereunder to any waiver of any “Event of Default” under the Existing Credit Agreement; provided, further, that for purposes of this clause (i), the term “Existing Credit Agreement” shall refer to the Existing Credit Agreement as in effect on the date hereof and the Existing Credit Agreement as amended, amended and restated, supplemented or otherwise modified from time to time.

SECTION 3 REPRESENTATIONS AND WARRANTIES. The Account Party hereby represents and warrants on the date hereof to the Bank that, immediately before and upon the effectiveness of this Amendment:

3.1 Representations and Warranties. The representations and warranties of the Account Party set forth in the LC Agreement are and will be true and correct with the same effect as though made on and as of the date hereof except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

3.2 Default. No event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

3.3 Authorization; Validity. The execution and delivery by the Account Party of this Amendment and the performance by the Account Party of this Amendment and the LC Agreement are within the Account Party’s organizational powers, have been duly authorized by all necessary organizational action and do not contravene (i) the Account Party’s organizational documents, (ii) law applicable to the Account Party or its properties, or (iii) any contractual or legal restriction binding on or affecting the Account Party or its properties, in the case of clauses (ii) and (iii) above, except where such failure would result in a Material Adverse Effect. This Amendment has been duly executed and delivered by the Account Party and constitutes the legal, valid and binding obligation of the Account Party, enforceable against the Account Party in accordance with its terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

3.4 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Account Party of this Amendment or for the performance by the Account Party of this Amendment and the LC Agreement.

SECTION 4 EFFECTIVENESS. This Amendment shall become effective on and as of the date first written above when the following conditions shall have been satisfied:

4.1 The Bank shall have received counterparts hereof signed by the Account Party and the Bank.

4.2 The representations and warranties set forth in this Amendment shall be true and correct on and as of the date hereof.

The Bank hereby agrees to confirm, or to direct its counsel to confirm, in writing (email being sufficient) the effectiveness of this Amendment to the Account Party and its counsel; provided, that the failure of the Bank or its counsel to provide such confirmation shall not impact the effectiveness of this Amendment (which shall occur upon satisfaction of the conditions expressly set forth above in this Section 4).

SECTION 5 MISCELLANEOUS.

5.1 Ratifications. Unless and until the proviso in Section 1 shall apply, the terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing LC Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Existing LC Agreement are ratified and confirmed and shall continue in full force and effect.

5.2 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in all applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In addition, if the Bank reasonably requests that the Account Party manually execute this Amendment that has not been manually executed by the Account Party, the Account Party shall provide a manually executed original to the party making such request promptly following such request.

5.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

5.4 Incorporation of LC Agreement Provisions. The provisions of Section 7.14 (Waiver of Jury Trial; Submission to Jurisdiction) of the LC Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

5.5 References. Unless and until the proviso in Section 1 shall apply, all references in the LC Agreement to the “Agreement” shall mean the Agreement, as amended by this Amendment.

5.6 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

5.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Bank, the Account Party and their respective successors and assigns as provided in the LC Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

THE AES CORPORATION, as the Account Party

By:	/s/ Jeff MacKay
Name: Jeff MacKay
Title: Treasurer

[Signature Page to Amendment No. 1 to the Letter of Credit Agreement]

BARCLAYS BANK PLC, as Bank

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[Signature Page to Amendment No. 1 to the Letter of Credit Agreement]